UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 1, 2020

AMERICAN NATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-236385	30-1221711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza, Galveston, Texas	77550-7999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, Par Value $0.01	ANAT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2020, American National Insurance Company, a Texas insurance company (“ANICO”), completed its previously announced holding company reorganization pursuant to the Agreement and Plan of Merger dated February 11, 2020 (the “Reorganization Agreement”), among ANICO, American National Group, Inc., a Delaware corporation (“ANG”), and AN MergerCo, Inc., a Texas corporation (“MergerCo”). The Reorganization Agreement provided for the merger of ANICO with and into MergerCo (the “Merger”), with ANICO surviving the Merger as a wholly owned subsidiary of ANG, and the automatic conversion of each share of the common stock, par value $1.00 per share, of ANICO issued and outstanding immediately prior to the effective time of the Merger (“ANICO Stock”), into one duly issued, fully paid and non-assessable share of the common stock, par value $0.01 per share, of ANG (“ANG Stock”) (collectively with the other transactions contemplated by the Reorganization Agreement, the “Reorganization”). In addition, each stock appreciation right, restricted stock unit and other incentive award relating to shares of ANICO Stock automatically converted into a stock appreciation right, restricted stock unit or other incentive award relating to an identical number of shares of ANG Stock and governed by the same terms and conditions. As a result of the Reorganization, ANG replaced ANICO as the publicly held company. The Reorganization was approved by the stockholders of ANICO at its Annual Meeting of Stockholders on April 23, 2020.

The foregoing description of the Reorganization is not complete and is qualified in its entirety by reference to the Reorganization Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 1.01 with respect to the Reorganization is incorporated by reference in this Item 3.01.

In connection with the completion of the Reorganization, on June 15, 2020, ANICO notified the NASDAQ Stock Market (“NASDAQ”) that each issued and outstanding share of ANICO Stock would be converted into one share of ANG Stock, and ANICO requested that NASDAQ suspend trading of ANICO Stock and commence trading of ANG Stock, as of the open of business on July 2, 2020. As of the open of business on July 2, 2020, NASDAQ suspended trading of ANICO Stock, and shares of ANG Stock commenced trading on the NASDAQ under the symbol “ANAT”, which was the symbol used by ANICO prior to the Reorganization.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 with respect to the Reorganization is incorporated by reference in this Item 3.03.

As a result of the Reorganization, stockholders of ANICO became stockholders of ANG, and the rights of such stockholders are now defined by the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation of ANG (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of ANG (the “Bylaws”). A description of the comparative rights of the holders of ANG Stock and the holders of ANICO Stock is included in the “Proposal 2. Reorganization” section of the definitive joint proxy statement/prospectus of ANG and ANICO (the “Joint Proxy Statement/Prospectus”), filed by ANICO with the Securities and Exchange Commission on March 25, 2020, which description is incorporated by reference herein. Such description is not complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of ANG, which are attached as Annex II and Annex III to the Joint Proxy Statement/Prospectus and are incorporated herein by reference.

Item 8.01.	Other Events.

At the effective time of the Merger, ANG became the successor issuer to ANICO pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(a) under the Exchange Act, shares of ANG Stock, as the common stock of the successor issuer, are deemed registered under Section 12(b)

of the Exchange Act. ANG hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act. As a result, effective as of July 1, 2020, future filings with the SEC will be filed by ANG under CIK No. 0001801075.

On July 2, 2020, ANICO issued a press release relating to the consummation of the Reorganization. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated February 11, 2020 among American National Insurance Company, American National Group, Inc., and AN MergerCo, Inc.

99.1	Description of Capital Stock of American National Group, Inc.

99.2	Press Release of American National Insurance Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL GROUP, INC.

By:	/s/ Timothy A. Walsh
Timothy A. Walsh, Executive Vice President,
CFO, Treasurer and ML and P&C Operations

Date: July 2, 2020